Exhibit 10.2

PARTIAL TERMINATION OF LEASE AND SUBLEASE

THIS PARTIAL TERMINATION OF LEASE AND SUBLEASE, dated as of this 5th day of June, 2003, by and among SPTIHS PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), FIVE STAR QUALITY CARE TRUST, a Maryland business trust (“Tenant”) and FIVE STAR QUALITY CARE-GA, LLC, a Delaware limited liability company (“Subtenant”).

WITNESSETH:

WHEREAS, pursuant to the terms of that certain Master Lease Agreement, dated December 31, 2001 (the “Master Lease”), Landlord leased to Tenant and Tenant leased from Landlord certain premises at various locations, including those premises as more particularly described on Exhibit A attached hereto (the “Premises”);

WHEREAS, pursuant to the terms of that certain Sublease Agreement dated December 31, 2001 (the “Sublease”), Tenant subleased certain premises at various locations, including the Premises, to Subtenant and Subtenant subleased those certain premises from Tenant;

WHEREAS, Landlord, Tenant and subtenant now wish to terminate the Master Lease and the Sublease with respect to the Premises;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Tenant represents and warrants that Tenant has not assigned the Master Lease with respect to the Premises or sublet all or any portion of the Premises (other than pursuant to the Sublease) or otherwise granted the right to occupy all or any portion of the Premises to any person or entity.

2.             Subtenant represents and warrants that Subtenant has not assigned the Sublease with respect to the Premises or further sublet all or any portion of the Premises or otherwise granted the right to occupy all or any portion of the Premises to any person or entity.

3.             Effective as of the date hereof, each of the Master Lease and the Sublease is terminated with respect to the Premises and no party shall have any further rights or liabilities thereunder with respect to the Premises, except those rights and liabilities which by their terms survive termination of the Master Lease or the Sublease.

4.             The declaration of trust establishing Landlord, a copy of which, together with all amendments thereto (the “Declaration”), is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “SPTIHS Properties Trust” refers to the Trustees under the Declaration collectively as Trustees, but not individually or personally, and no trustee, officer, shareholder, employee or agent of Landlord shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Landlord.  All persons dealing with Landlord, in any way, shall look only to the assets of Landlord for the payment of any sum or the performance of any obligation.  The provisions of this section shall survive the closing.

[Signature on following page.]

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IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have caused this Partial Termination of Lease and Sublease to be duly executed, as a sealed instrument, as of the date first set forth above.

LANDLORD:

SPTIHS PROPERTIES TRUST,
a Maryland real estate investment trust

By:	/s/ John R. Hoadley
Name: John R. Hoadley
Treasurer

TENANT:

FIVE STAR QUALITY CARE TRUST
a Maryland business trust

By:	/s/ Bruce Mackey
Name: Bruce Mackey
Treasurer

SUBTENANT:

FIVE STAR QUALITY CARE-GA, LLC
a Delaware limited liability company

By:	/s/ Bruce Mackey
Name: Bruce Mackey
Treasurer

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EXHIBIT A

The Premises

[See attached legal description]

Legal Description

(Glenwood - Wheeler County)

ALL THAT TRACT or parcel of land lying and being within the City of Glenwood, Wheeler County, Georgia, and being more particularly described as follows:

BEGINNING at a railroad spike found at the intersection of the northerly right-of-way of Fourth Avenue (having a 70 foot right-of-way) and the easterly right-of-way of Sixth Street; thence North 22 degrees 50 minutes 53 seconds West a distance of 189.38 feet to a railroad spike found; thence North 67 degrees 28 minutes 46 seconds East a distance of 400.00 feet to a railroad spike found on the westerly right-of-way of Fifth Street (having a 70 foot right-of-way); thence along the westerly right-of-way of Fifth Street South 22 degrees 36 minutes 47 seconds East a distance of 189.96 feet to a nail found on the northerly right-of-way of Fourth Avenue; thence along the northerly right-of-way of Fourth Avenue South 67 degrees 33 minutes 50 seconds West a distance of 399.23 feet to a railroad spike found and the POINT OF BEGINNING.

CONTAINING 1.7400 acres or 75,795.41 square feet as shown on that certain Boundary & Above Ground “As-Built” Survey for Glenwood/SCC, Inc.; Health and Retirement Properties Trust, its successors and assigns; Community Care of America, Inc.; First American Title Insurance Company, prepared by Pearson & Associates, Inc., bearing the seal and certification of Mark A. Buckner, Georgia Registered Land Surveyor No. 2422, dated March 26, 1996, last revised May 3, 1996.